As filed with the Securities and Exchange Commission on September 28, 1998

                                                  Registration No. 333-_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                         -------------------------------

                              HEILIG-MEYERS COMPANY

             (Exact name of registrant as specified in its charter)
                                    Virginia
         (State or other jurisdiction of incorporation or organization)
                                   54-0558861
                     (I.R.S. employer identification number)

                            12560 West Creek Parkway
                            Richmond, Virginia 23238
                                 (804) 784-7300
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             -----------------------
                            David W. Robertson, Esq.
                       McGuire, Woods, Battle & Boothe LLP
                                One James Center
                              901 East Cary Street
                            Richmond, Virginia 23219
                                 (804) 775-1000
                     (Name, address, including zip code, and
                    telephone number, including area code, of
                               agent for service)
                             -----------------------
                                   Copies to:

                                Ralph Ogden, Esq.
                                 1535 "J" Street
                                Modesto, CA 95959


         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                              CALCULATION OF REGISTRATION FEE
                                                                   Proposed         Proposed
                 Title of Each                                     Maximum          Maximum
              Class of Securities                  Amount to be    Offering Price   Aggregate Offering           Amount of
               to be Registered                     Registered     Per Share(1)     Price (2)                 Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock of Heilig-Meyers Company (par
value $2 per share) (1)                              666,667        $ 7.53125       $ 5,020,835.80              $ 1,481.15

(1) Each share of Common Stock being registered hereunder includes a preferred share purchase right.

(2) Calculated pursuant to Rule 457(c) under the Securities Act of 1933, based on the average high/low price of Heilig-Meyers Company Common Stock on September 22, 1998.

                           --------------------------

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

         Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                 SUBJECT TO COMPLETION, DATED SEPTEMBER 28, 1998

                                 666,667 shares

                              HEILIG-MEYERS COMPANY

                                  COMMON STOCK

         This Prospectus relates to 666,667 shares (the "Shares") of common stock, $2 par value per share (the "Common Stock") of Heilig-Meyers Company (the "Company"), which may be offered from time to time by the selling stockholder named herein (the "Selling Stockholder"). The Common Stock is listed on the New York Stock Exchange (the "NYSE") and the Pacific Exchange, Inc. (the "PE") under the trading symbol "HMY." On September 25, 1998 the last reported sale price of the Common Stock on the New York Stock Exchange was $7 11/16 per share.

         The Selling Stockholder has advised the Company that the Shares may be sold from time to time in transactions on the NYSE or PE or in negotiated transactions, in each case at prices satisfactory to the Selling Stockholder. (See "Plan of Distribution.")


          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
               OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                  ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                        REPRESENTATION TO THE CONTRARY IS
                               A CRIMINAL OFFENSE.


                The date of this Prospectus is September __,1998.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; and at the Commission's regional offices at 500 West Madison Street, Chicago, Illinois 60606; and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a World Wide Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, such as the Company, that file electronically with the Commission. The Company's common stock is listed on the New York and Pacific Exchanges, and such material may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005 and the Pacific Exchange, Inc., 301 Pine Street, San Francisco, California 94104.

         The Company has filed with the Commission a Registration Statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), of which this Prospectus constitutes a part. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Commission by the Company are hereby incorporated by reference into this Prospectus:

     (a) the annual report on Form 10-K for the fiscal year ended February 28, 1998;

     (b) the quarterly report on Form 10-Q for the quarterly period ended May 31, 1998;

     (c) the Company's current Reports on Form 8-K filed on September 9, 1998 and September 18, 1998;

     (d) the description of the Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on April 26, 1983 (File No. 1-8484), as amended by amendments on Form 8, filed with the Commission on April 9, 1985, February 23, 1988, September 20, 1989, July 31, 1990, August 6, 1992, July 28, 1994, and February 19, 1998,
          respectively (File No. 1-8484); and

     (e) the description of the Rights to Purchase Preferred Stock, Series A contained in the Registration Statement on Form 8-A filed with the Commission on February 19, 1998 (File No. 1-8484).

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Shares shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or any portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to any person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than certain exhibits to such documents). Requests for such copies should be directed to Heilig-Meyers Company, 12560 West Creek Parkway, Richmond, Virginia 23238; Attention: Paige H. Wilson, Secretary, telephone (804) 784- 7300.

                              HEILIG-MEYERS COMPANY

                                    BUSINESS


General

         The Company is the nation's largest publicly held specialty retailer of home furnishings with 1,246 stores as of August 31, 1998 in 37 states, Washington, D.C. and Puerto Rico. The Company currently operates stores under four formats. The "Heilig-Meyers" format is associated with the Company's historical operations in the continental United States (815 stores as of August 31, 1998), as well as 32 stores operating in Puerto Rico under the "Berrios" name. The majority of the Heilig-Meyers stores operate in smaller markets with a broad line of merchandise. The "Rhodes" format is used for the 101 stores, as of August 31, 1998 with a retail strategy of selling quality furniture to a broad base of middle income customers. "The RoomStore" format is utilized for 69 stores primarily located in seven states. Stores using The RoomStore format display and sell furniture in complete room packages. The rooms are arranged by professional designers and sell at a value if purchased as a group. The "Mattress Discounters" format is used for 229 stores as of August 31, 1998. Mattress Discounters is the nation's largest retail bedding specialist. As a result of the acquisition of Rhodes, The RoomStore and Mattress Discounters, the Company now has the ability to match operating formats to markets with appropriate demographic and competitive factors.

         The Company's executive offices are located at 12560 West Creek Parkway, Richmond, Virginia 23238. The telephone number is (804) 784-7300.

                                 USE OF PROCEEDS

         The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholder.

                               SELLING STOCKHOLDER

         The following table sets forth certain information as of the date of this Prospectus with respect to shares of Common Stock owned by the Selling Stockholder which are covered by this Prospectus. The number of shares of Common Stock offered pursuant to this Prospectus for the account of the Selling Stockholder equals the total number of shares of Common Stock owned by the Selling Stockholder as of the date of this Prospectus.

                             Common Stock Ownership
                              Prior to The Offering

Name of the Selling Stockholder                              Number(1)
-------------------------------                              ---------
      Gregory L. Freeman                                      666,667

-----------------

         1. Includes 199,999 shares placed in escrow, which are being held to secure certain indemnification obligations of Mr. Freeman with respect to representations and warranties and other matters in connection with the acquisition of certain assets of Guardian Protection Products, a California corporation ("Guardian Protection"), by a subsidiary of the Company.

                              PLAN OF DISTRIBUTION

         The Selling Stockholder has advised the Company that he may offer Shares from time to time depending on market conditions and other factors, in one or more transactions on the NYSE, PE or other national securities exchanges on which the Shares are traded, or in negotiated transactions, at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Sales of Shares may involve (i) block transactions in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, (ii) purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this Prospectus, (iii) ordinary brokerage transactions and transactions in which a broker solicits purchasers and (iv) privately negotiated transactions. To the extent required, this Prospectus may be amended and supplemented from time to time to describe a specific plan of distribution. In connection with the distribution of the Shares or otherwise, the Selling Stockholder may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the Common Stock in the course of hedging the position they assume with the Selling Stockholder. The Selling Stockholder may also sell the Common Stock short and redeliver the Shares to close out such short positions. The Selling Stockholder may also enter into option or other transactions with broker-dealers which require delivery to such broker-dealer of Shares offered hereby, which Shares such broker-dealer may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction). The Selling Stockholder may also pledge shares to a broker-dealer and, upon a default, such broker-dealer may effect sales of the pledged shares pursuant to this Prospectus (as supplemented or amended to reflect such transaction). In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

         Brokers and dealers may receive compensation in the form of concessions or commissions from the Selling Stockholder and/or purchasers of Shares for whom they may act as agent (which compensation may be in excess of customary commissions). The Selling Stockholder and any broker or dealer that participates in the distribution of Shares may be deemed to be underwriters and any commissions received by them and any profit on the resale of Shares positioned by a broker or dealer may be deemed to be underwriting discounts and commissions under the Securities Act.

         The Company has advised the Selling Stockholder that Regulation M under the Exchange Act may apply to sales of Shares and to the activities of the Selling Stockholder or broker-dealers in connection therewith.

         Pursuant to the Private Placement and Registration Rights Agreement, dated as of September 1, 1998, by and among the Company and the Selling Stockholder (the "Registration Rights Agreement"), the Company will pay registration expenses in connection with the registration of the Shares. The Selling Stockholders and the Company have agreed to indemnify each other against certain civil liabilities, including certain liabilities under the Securities Act.

                             VALIDITY OF SECURITIES

         The validity of the Shares to which this Prospectus relates will be passed upon for the Company by McGuire, Woods, Battle & Boothe LLP, Richmond, Virginia, which serves as general counsel to the Company. As of September 15, 1998, partners and associates of McGuire, Woods, Battle & Boothe LLP, who performed services in connection with the offering made by this Prospectus, owned of record and beneficially 41,824 shares of Common Stock. Robert L. Burrus, Jr., a director of the Company, is a partner of that firm.

                                     EXPERTS

         The consolidated financial statements and the related financial statement schedule incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K have been audited by Deloitte &
Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given their authority as experts in accounting and auditing.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

    SEC registration fee.................................        $ 1,444
    Accountants' fees and expenses.......................          5,000
    Attorneys' fees and expenses.........................          5,000
    Printing and engraving expenses......................          2,000
    Miscellaneous........................................          1,556
         Total...........................................        $15,000
                                                                  ======
--------------

       All fees and expenses other than the SEC registration fee are estimated.

Item 15.  Indemnification of Directors and Officers

    Article V of the Restated Articles of Incorporation of the Company provides:

         1. Definitions. For purposes of this Article the following definitions shall apply:

         (a) "Corporation" means this Corporation only and no predecessor entity or other legal entity;

         (b) "expenses" include counsel fees, expert witness fees, and costs of investigation, litigation and appeal, as well as any amounts expended in asserting a claim for indemnification;

         (c) "liability" means the obligation to pay a judgment, settlement, penalty, fine, or other such obligation, including, without limitation, any excise tax assessed with respect to an employee benefit plan;

         (d) "legal entity" means a corporation, partnership, joint venture, trust, employee benefit plan or other enterprise;

         (e) "predecessor entity" means a legal entity the existence of which ceased upon its acquisition by the Corporation in a merger or otherwise; and

         (f) "proceeding" means any threatened, pending, or completed action, suit, proceeding or appeal whether civil, criminal, administrative or investigative and whether formal or informal.

     2. Limit On Liability. In every instance permitted by the Virginia Stock Corporation Act, as it exists on the date hereof or may hereafter be amended, the liability of a director or officer of the Corporation to the Corporation or its shareholders arising out of a single transaction, occurrence or course of conduct shall be eliminated.

     3. Indemnification of Directors and Officers. The Corporation shall indemnify any individual who is, was or is threatened to be made a party to a proceeding (including a proceeding by or in the right of the Corporation) because such individual is or was a director or officer of the Corporation or because such individual is or was serving the Corporation or any other legal entity in any capacity at the request of the Corporation while a director or officer of the Corporation against all liabilities and reasonable expenses incurred in the proceeding, except such liabilities and expenses as are incurred because of such individual's willful misconduct or knowing violation of the criminal law. Service as a director or officer of a legal entity controlled by the Corporation shall be deemed service at the request of the Corporation. The determination that indemnification under this Section 3 is permissible and the evaluation as to the reasonableness of expenses in a specific case shall be made, in the case of a director, as provided by law, and in the case of an officer, as provided in Section 4 of this Article; provided, however, that if a majority of the directors of the Corporation has changed after the date of the alleged conduct giving rise to a claim for indemnification, such determination and evaluation shall, at the option of the person claiming indemnification, be made by special legal counsel agreed upon by the Board of Directors and such person. Unless a determination has been made that indemnification is not permissible, the Corporation shall make advances and reimbursements for expenses incurred by a director or officer in a proceeding upon receipt of an undertaking from such director or officer to repay the same if it is ultimately determined that such director or officer is not entitled to indemnification. Such undertaking shall be an unlimited, unsecured general obligation of the director or officer and shall be accepted without reference to such director's or officer's ability to make repayment. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that a director or officer acted in such a manner as to make such director or officer ineligible for indemnification. The Corporation is authorized to contract in advance to indemnify and make advances and reimbursements for expenses to any of its directors or officers to the same extent provided in this Section 3.

     4. Indemnification of Others. The Corporation may, to a lesser extent or to the same extent that it is required to provide indemnification and make advances and reimbursements for expenses to its directors and officers pursuant to
Section 3, provide indemnification and make advances and reimbursements for expenses to its employees and agents, the directors, officers, employees and agents of its subsidiaries and predecessor entities, and any person serving any other legal entity in any capacity at the request of the Corporation, and may contract in advance to do so. The determination that indemnification under this
Section 4 is permissible, the authorization of such indemnification and the evaluation as to the reasonableness of expenses in a specific case shall be made as authorized from time to time by general or specific action of the Board of Directors, which action may be taken before or after a claim for indemnification is made, or as otherwise provided by law. No person's rights under Section 3 of this Article shall be limited by the provisions of this Section 4.

     5. Miscellaneous. The rights of each person entitled to indemnification under this Article shall inure to the benefit of such person's heirs, executors and administrators. Special legal counsel selected to make determinations under this Article may be counsel for the Corporation. Indemnification pursuant to this Article shall not be exclusive of any other right of indemnification to which any person may be entitled, including indemnification pursuant to a valid contract, indemnification by legal entities other than the Corporation and indemnification under policies of insurance purchased and maintained by the Corporation or others. However, no person shall be entitled to indemnification by the Corporation to the extent such person is indemnified by another, including an insurer. The Corporation is authorized to purchase and maintain insurance against any liability it may have under this Article or to protect any of the persons named above against any liability arising from their service to the Corporation or any other legal entity at the request of the Corporation regardless of the Corporation's power to indemnify against such liability. The provisions of this Article shall not be deemed to preclude the Corporation from entering into contracts otherwise permitted by law with any individuals or legal entities, including those named above. If any provision of this Article or its application to any person or circumstance is held invalid by a court of competent jurisdiction, the invalidity shall not affect other provisions or applications of this Article, and to this end the provisions of this Article are severable.

     6. Application; Amendments. The provisions of this Article shall be applicable from and after its adoption even though some or all of the underlying conduct or events relating to a proceeding may have occurred before its adoption. No amendment, modification or repeal of this Article shall diminish the right provided hereunder to any person arising from conduct or events occurring before the adoption of such amendment, modification or repeal.

     The Company maintains liability insurance which may provide indemnification, including indemnification against liabilities under the Securities Act of 1933, to the officers and directors of the Company in certain circumstances.

Item 16.  Exhibits

 4.1 Company's Restated Articles of Incorporation, filed with the Commission as Exhibit 3(a) to Company's Annual Report on Form 10-K for the fiscal year ended February 28, 1998 (No. 1-8484), are incorporated herein by this reference.

 4.2 Company's By-laws, as amended and restated on December 3, 1997, filed with the Commission as Exhibit 3(a) to Company's Quarterly Report on Form 10-Q for the quarter ended November 30, 1997 (No. 1- 8484), are incorporated herein by this reference.

 4.3 Rights Agreement dated as of February 10, 1998 (the "Rights Agreement") between the Company and Wachovia Bank, N.A., filed with the Commission as Exhibit (1) to Company's Form 8-A filed February 19, 1998 (No. 1-8484) is incorporated herein by this reference.

 5.1 Opinion and consent of McGuire, Woods, Battle & Boothe LLP as to the validity of the Shares.

23.1     Consent of Deloitte & Touche LLP.

23.2     Consent of McGuire, Woods, Battle & Boothe LLP (included as part of
         Exhibit 5.1).

24.1     Power of Attorney (see signature page).

Item 17.  Undertakings

     1. The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrants' annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond and Commonwealth of Virginia, on September 28, 1998.


                                        HEILIG-MEYERS COMPANY

                                        By:  /s/ William C. DeRusha
                                            -------------------------------
                                             William C. DeRusha
                                             Chairman of the Board
                                             Principal Executive Officer

                                Power of Attorney

     Each individual whose signature appears below appoints William C. DeRusha and Troy A. Peery, Jr., and each of them, as such individual's true and lawful attorneys-in-fact and agents with full power of substitution, for such individual and in his or her name, place and stead, in any and all capacities stated below, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement related to the offering contemplated by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person to enable the Company to comply with the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

   Signature                                                Title                   Date
   ---------                                                -----                   ----
/s/ William C. DeRusha                         Chairman of the Board;               September 28, 1998
------------------------------------           Principal Executive
William C. DeRusha                             Officer; Director


/s/ Troy A. Peery, Jr.                         President; Director                  September 28, 1998
------------------------------------
Troy A. Peery, Jr.


/s/ Roy B. Goodman                             Senior Vice President                September 28, 1998
------------------------------------           and Chief Financial
Roy B. Goodman                                 Officer; Principal
                                               Financial Officer



/s/ William J. Dieter                          Senior Vice President,               September 28, 1998
------------------------------------           Accounting; Principal
William J. Dieter                              Accounting Officer



                                      II-5




/s/ Hyman Meyers                               Director                             September 28, 1998
------------------------------------
Hyman Meyers


/s/ S. Sidney Meyers                           Director                             September 28, 1998
------------------------------------
S. Sidney Meyers


/s/ Nathaniel Krumbein                         Director                             September 28, 1998
------------------------------------
Nathaniel Krumbein


/s/ Alexander Alexander                        Director                             September 28, 1998
------------------------------------
Alexander Alexander


/s/ Robert L. Burrus, Jr.                      Director                             September 28, 1998
------------------------------------
Robert L. Burrus, Jr.


/s/ Benjamin F. Edwards, III                   Director                             September 28, 1998
------------------------------------
Benjamin F. Edwards, III


/s/ Alan G. Fleischer                          Director                             September 28, 1998
------------------------------------
Alan G. Fleischer


/s/ Lawrence N. Smith                          Director                             September 28, 1998
------------------------------------
Lawrence N. Smith


                                               Director                             September __, 1998
------------------------------------
Charles A. Davis


/s/ Beverley E. Dalton                         Director                             September 28, 1998
------------------------------------
Beverley E. Dalton


/s/ Eugene P. Trani                            Director                             September 28, 1998
------------------------------------
Eugene P. Trani


/s/ L. Douglas Wilder                          Director                             September 28, 1998
------------------------------------
L. Douglas Wilder

                                  EXHIBIT INDEX

Exhibit
  No.                          Description
-------                        -----------

5.1 Opinion and consent of McGuire, Woods, Battle & Boothe LLP as to the validity of the Shares.

23.1      Consent of Deloitte & Touche LLP.

23.2      Consent of McGuire, Woods, Battle & Boothe LLP (included as part of
          Exhibit 5.1).

24.1      Power of Attorney (see signature page).